UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 26, 2012

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MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

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WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV 26554-2777
(Address of Principal Executive Offices) (Zip Code)

304-363-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is being filed in connection with the consummation (the “Closing”) on December 20, 2012 (the “Closing Date”) of the transactions contemplated by that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) by and among MVB Financial Corp (“MVB”), its wholly owned subsidiary, MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, LLC (“PMG”) and the members of PMG (the “Members”). PMG is a mortgage lender based in Fairfax, Virginia, whose principal business consists of the origination and sale of residential mortgage and construction loans.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Purchase Agreement, the purchase of all of the membership interests of PMG was completed on the Closing Date for $17 million in cash and 83,333 shares of MVB common stock. This description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.

The assets owned by PMG at the Closing Date were $66.1 million, of which $61.2 million were loans held for sale, $1.3 million in cash and $3.6 million in accrued interest receivable and other assets. Following completion of the purchase, PMG converted into a corporation and will operate as a wholly owned subsidiary of MVB Bank as Potomac Mortgage Group, Inc.

Item 3.02	Unregistered Sales of Equity Securities.

On the Closing Date, MVB issued 83,333 shares of MVB common stock valued at $24 per share, totaling $1,999,992, as partial consideration for the purchase of PMG membership interests pursuant to the Purchase Agreement. The transaction is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and under Rule 506 of Regulation D promulgated thereunder. The issuer believes the offering satisfies all terms and conditions of Rule 506 of Regulation D

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective immediately following the Closing, H. Edward Dean, III was appointed to serve as a member of the board of directors MVB and of the executive committee of the board of directors. The appointment of Mr. Dean to the MVB board of directors was pursuant to the employment agreement with MVB and MVB Bank entered into in connection with the Purchase Agreement. The employment agreement became effective immediately following the Closing. Pursuant to this employment agreement, Mr. Dean will serve as President and Chief Executive Officer of PMG for a term of five years, subject to extensions of up to three additional years at the option of the parties, with a base salary of $500,000 per year, commission opportunities, an annual bonus of 7.5% of the pre-tax income of PMG, and further bonus amounts equal to specified percentages of the pre-tax net income of PMG in each of the next five years, which are subject to certain thresholds. Mr. Dean will also be granted options to purchase 5,000 shares of MVB common stock, which will vest ratably over five years. If, following the Closing, Mr. Dean is terminated without cause or for good reason, he will be entitled to receive severance equal to 18 months of gross compensation, as specified in the employment agreement. In addition, if Mr. Dean is terminated with cause or without good reason, he will be bound by restrictive covenants for 18 months, including non-competition and employee and customer non-solicitation restrictions. Further, Mr. Dean will be nominated to serve on the MVB board of directors each time his term on the board expires, through the term of the employment agreement. This description of the employment agreement does not purport to be complete and is qualified in its entirety by reference to the employment agreement, which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

Before the Closing, Mr. Dean owned approximately 61.39% of the membership interests of PMG. Pursuant to the Purchase Agreement, Mr. Dean received purchase consideration for his membership interests of $9,664,100 in cash and 83,333 shares of MVB common stock. In addition, Frederick E. Brooks, a brother-in-law of Mr. Dean, owned approximately 12.57% of the membership interests of PMG and received purchase consideration for his membership interests of $2,388,300. Mr. Brooks is also an employee of PMG.

Item 8.01	Other Events.

On December 21, 2012, MVB issued a press release announcing the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Finanical Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements of PMG will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this report.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the purchase of PMG described in Item 2.01 will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date of this report.

(d) Exhibits.

Exhibit No.	Exhibit Description
2.1	Membership Interest Purchase Agreement, dated as of December 3, 2012, by and among MVB Bank, Inc., MVB Financial Corp., Potomac Mortgage Group, LLC and the Members of Potomac Mortgage Group, LLC (incorporated by reference to Exhibit 2.1 of MVB Financial Corp.’s Current Report on Form 8-K filed on December 3, 2012).

10.5	Employment Agreement by and among H. Edward Dean, III, MVB Financial Corp., MVB Bank, Inc. and Potomac Mortgage Group, LLC, dated as of December 3, 2012 (incorporated by reference to Exhibit 10.5 of MVB Financial Corp.’s Current Report on Form 8-K filed on December 3, 2012).
99.1	Press Release dated December 21, 2012.

Forward-Looking Statements

All statements other than statements of historical fact included in this filing are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such information involves risks and uncertainties that could result in MVB Financial Corp’s (the “Company’s”) actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to: (i) the Company may incur loan losses due to negative credit quality trends in the future that may lead to deterioration of asset quality; (ii) the Company may incur increased charge-offs in the future; (iii) the Company could have adverse legal actions of a material nature; (iv) the Company may face competitive loss of customers; (v) the Company may be unable to manage its expense levels; (vi) the Company may have difficulty retaining key employees; (vii) changes in the interest rate environment may have results on the Company’s operations materially different from those anticipated by the Company’s market risk management functions; (viii) changes in general economic conditions and increased competition could adversely affect the Company’s operating results; (ix) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, may negatively impact the Company’s operating results; (x) the effects of the Dodd-Frank Wall Street Reform and Consumer Protection Act may adversely affect the Company; (xi) the risk that the benefits from the acquisition may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates , monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which MVB and PMG operate; (xii) the reaction of the companies’ customers, employees and counterparties to the acquisition; (xiii) the integration of the operations of MVB and PMG may be more difficult, costly or time-consuming than expected; (xiv) diversion of management time on acquisition-related issues; and, (xv) other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
By	/s/ Eric L. Tichenor
Eric L. Tichenor Senior VP, Chief Financial Officer

Date:  December 26, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit Description
2.1	Membership Interest Purchase Agreement, dated as of December 3, 2012, by and among MVB Bank, Inc., MVB Financial Corp., Potomac Mortgage Group, LLC and the Members of Potomac Mortgage Group, LLC (incorporated by reference to Exhibit 2.1 of MVB Financial Corp.’s Current Report on Form 8-K filed on December 3, 2012).
10.5	Employment Agreement by and among H. Edward Dean, III, MVB Financial Corp., MVB Bank, Inc. and Potomac Mortgage Group, LLC, dated as of December 3, 2012 (incorporated by reference to Exhibit 10.5 of MVB Financial Corp.’s Current Report on Form 8-K filed on December 3, 2012).
99.1	Press Release dated December 21, 2012.